Exhibit 21

                            THERMOSPECTRA CORPORATION

                         Subsidiaries of the Registrant


       At February 20, 1998, the Registrant owned the following companies:

                                                State or         Registrant's
                                              Jurisdiction           % of
   Name                                     of Incorporation       Ownership
   ------------------------------------     ----------------     ------------

   Diametrix Detectors, Inc.                   Delaware                50
   Gould Instrument Systems, Inc.                Ohio                 100
   Kevex Instruments Inc.                      Delaware               100
   Kevex X-Ray Inc.                            Delaware               100
   NesLab Instruments Europa BV             The Netherlands           100
   NesLab Instruments, Inc.                  New Hampshire            100
   NesLab Instruments Limited                   England               100
   Nicolet Instrument Technologies Inc.        Wisconsin              100
   NORAN Instruments Inc.                      Wisconsin              100
   Park Scientific Instruments Corporation    California              100
     Park Scientific S.A.                     Switzerland             100
     PSI Virgin Islands Incorporated      U.S. Virgin Islands         100
   Sierra Research and Technology, Inc.        Delaware               100
   ThermoSpectra B.V.                       The Netherlands           100
     Nicolet Technologies B.V.              The Netherlands           100
       Bakker Electronics Limited           United Kingdom            100
     NORAN Instruments B.V.                 The Netherlands           100
   ThermoSpectra GmbH                           Germany               100
     Gould Nicolet Messtechnik GmbH             Germany               100
       NORAN Instruments GmbH                   Germany               100
   ThermoSpectra Limited                    United Kingdom            100
     Nicolet Technologies Ltd.              United Kingdom            100
   ThermoSpectra S.A.                           France                100
     Nicolet Technologies S.A.R.L.              France                100